UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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CAMAC Energy Inc.
(Name of Registrant as Specified in Its Charter)

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ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2013

April 16, 2013

Dear Fellow Stockholder:

On behalf of the Board of Directors of CAMAC Energy Inc. (the “Company”), I invite you to attend our 2013 Annual Meeting of Stockholders. We hope you can join us. The Annual Meeting will be held:

At:	1330 Post Oak Blvd.
2nd Floor Conference Center, Big Bend Room
Houston, TX 77056

On:	Monday, May 13, 2013

Time:	2:00 p.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2012 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities. You will also have an opportunity to meet the directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of our independent registered public accounting firm and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, by casting your vote via mail, telephone or any other method permitted by the voting instructions that accompany this Proxy Statement. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your vote is important.

If you have any questions about the Proxy Statement, please contact Nicolas J. Evanoff, Senior Vice President, General Counsel and Secretary, at (713) 797-2940.

Thank you for your continuing interest in CAMAC Energy Inc. We look forward to seeing you at our Annual Meeting.

Dr. Kase Lukman Lawal
Chairman of the Board and Chief Executive Officer

CAMAC ENERGY INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2013

To the Stockholders of CAMAC Energy Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of CAMAC Energy Inc., a Delaware corporation (the “Company”), will be held on Monday, May 13, 2013, at 2:00 p.m., local time, at 1330 Post Oak Blvd., 2nd Floor Conference Center, Big Bend Room, Houston, TX 77056, for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as our auditors for fiscal year 2013; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 21, 2013 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2012 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Meeting in person, please vote your shares promptly by casting your vote via the Internet, by telephone, or by facsimile if permitted by the voting instructions sent to you, or, if you receive a full set of proxy materials or request one be sent to you, and prefer to submit your proxy or voter instructions by mail, please complete and return your proxy card or voting instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.

If you plan to attend the Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please follow the instructions forwarded to you by your broker, trust, bank or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Meeting and vote in person.

By order of the Board of Directors,

April 16, 2013	Nicolas J. Evanoff
Corporate Secretary

1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056
(713) 797-2940

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PROXY STATEMENT

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This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of CAMAC Energy Inc., a Delaware corporation (the “Company,” “CAMAC Energy,” “we” or “us”), for the 2013 Annual Meeting of Stockholders (the “Meeting” or the “Annual Meeting”). The Meeting is to be held at 2:00 p.m., local time, on Monday, May 13, 2013, and at any adjournment or adjournments thereof, at 1330 Post Oak Blvd., 2nd Floor Conference Center, Big Bend Room, Houston, TX 77056.

The date on which the Proxy Statement and form of proxy are intended to be sent or made available to stockholders is on or about April 16, 2013.

The purpose of the Meeting is to seek stockholder approval of the proposal to elect seven directors to the Board and to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as our auditors for fiscal year 2013.

Who May Vote

Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on March 21, 2013 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, by contacting our Corporate Secretary at the executive offices of the Company at:

Corporate Secretary
CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

The presence at the Meeting of holders of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by an Inspector of Elections appointed for the Meeting. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting and abstain, the Inspector of Elections will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. The Company has designated Issuer Direct Corporation, the Company’s proxy management service, as the Inspector of Elections for the Meeting.

As of the Record Date, we had issued and outstanding 157,469,697 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was outstanding as of the Record Date.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the proxy materials being sent to you. If you have received printed copies of the proxy materials by mail, you can also vote by mail by completing, dating and signing the proxy card or voting instruction form and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet, telephone or any other proxy method permitted by your proxy instructions until 11:59 pm (Eastern) on May 10, 2013. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the day before the Annual Meeting.

Voting by telephone is not available to persons outside of the United States. Complete instructions for voting by any of the above methods are included on your proxy card or voting instruction form. If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will not be voted with respect to the election of the nominees for director set forth herein, (unless you are a registered holder, in which case the shares will be voted FOR the nominees for director set forth herein) and if you are a registered holder will be voted FOR the ratification of the appointment of our independent registered public accounting firm.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proposal 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) requires the vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting for approval.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of or against such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes and “broker non-votes” will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter. Brokers are permitted, but not required, to use discretionary authority to vote shares on routine matters such as the ratification of the selection of the independent registered public accounting firm, but are not permitted to use discretionary authority to vote shares on non-routine matters such as the election of directors.

You may also vote in person at the Meeting. Instructions for voting in person are included in the proxy materials sent to you. If your shares are held through a broker, trust, bank or other nominee, please refer to the information forwarded to you by such holder of record to obtain a valid proxy from it. If your shares are held this way, you will need to bring your legal proxy with you to the Annual Meeting in order to vote in person.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the proxy materials that you receive. You may also revoke your proxy by mail by requesting a copy be sent to you, executing a subsequently-dated proxy or voter instructions card and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting by following the instructions to vote in person that have been sent to you. Mere attendance at the Meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59 pm (Eastern) on May 10, 2013. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2012 Annual Report and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please follow the instructions for requesting materials and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report and Proxy Statement, and you would like to receive a single copy of our Annual Report and Proxy Statement, please follow the instructions for requesting materials and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

No Adverse Interests of Officers or Directors

None of the Company’s executive officers or directors is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Director Nominees and Executive Officers

Set forth below are the names of our current directors standing for re-election and current principal executive officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years. Directors are elected at each annual meeting of stockholders, and each executive officer serves until his resignation, death, or removal by the Board of Directors.

Name	Age	Position(s)
Dr. Kase Lukman Lawal	58	Chief Executive Officer, Chairman and Director
Dr. Lee Patrick Brown	75	Director
William J. Campbell	54	Director
J. Kent Friedman	69	Director
John Hofmeister	65	Director
Ira Wayne McConnell	60	Director
Hazel R. O’Leary	75	Director
Nicolas J. Evanoff	50	Senior Vice President, General Counsel and Secretary
Babatunde Omidele	58	Senior Vice President, Exploration and Production
Earl W. McNiel	54	Senior Vice President and Chief Financial Officer

DR. KASE LUKMAN LAWAL. Dr. Lawal has served on the Company’s Board of Directors since April 2010, as the Company’s Chairman since May 2010, and as the Company’s Chief Executive Officer since April 2011. As chairman of CAMAC International Corporation, Dr. Lawal leads a diverse group of affiliated companies that comprise one of the largest African-American owned corporations in the United States. Committed to public service, he contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors, a former member of the Fisk University Board of Trustees, and a former member of President Obama’s Advisory Committee for Trade Policy and Negotiation. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally-insured and licensed African American-owned bank in Texas. Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

DR. LEE PATRICK BROWN. Dr. Brown has served on the Company’s Board of Directors since April 2010. Capping a career of public service dedicated to law enforcement, Dr. Brown was elected Mayor of the City of Houston on December 6, 1997, sworn in on January 2, 1998; and reelected in 1999 and again in 2001, serving the maximum of three terms in office. Prior to his election as Mayor of the nation’s fourth-largest city, Dr. Brown served in President Clinton’s Cabinet as Director of the White House Office of National Drug Control Policy from 1993 to 1996. Dr. Brown rose through the law enforcement ranks: first as a patrolman with the San Jose, California Police Department; then as a Sheriff of Multnomah County, Oregon; followed by Commissioner of Public Safety in Atlanta, Georgia; Chief of Police in Houston, Texas; and Police Commissioner for New York City, New York.

Dr. Brown has an undergraduate degree in criminology from Fresno State University, a master’s degree in sociology from San Jose State University and holds a master’s degree and doctorate degree in criminology from the University California at Berkeley, where he also is an UC-Berkeley Fellow. He was selected as UC-Berkeley’s 2004 Alumnus of the Year. He also holds honorary doctorate degrees from Florida International University, Portland State University, State University of New York, Fresno State University, John Jay College of Criminal Justice, Paul Quinn College and Howard University. He is an honorary visiting professor at four universities in China.

Dr. Brown also has been a part time Professor at San Jose State University; Professor and Chairman of the Department of Administration of Justice at Portland State University; Associate Director of the Institute for Urban Affairs and Research and Professor of Public Administration at Howard University; University Professor at Texas Southern University; and a Senior Scholar at the James A. Baker III Institute for Public Policy and Professor of Sociology at Rice University. After leaving the Office of the Mayor, he served as a Visiting Scholar in the School of Social Sciences at Rice University.

Dr. Brown is currently the Chairman and CEO of Brown Group International and Chairman of the Board of Unity National Bank.

WILLIAM J. CAMPBELL. Mr. Campbell has served on the Company’s Board of Directors since June 2011. He has nearly thirty years of experience in the legal, investment and energy industries with a diverse background in management, finance, legal, land and marketing. Since 2006, Mr. Campbell has served as owner and managing director of PPPCo-CB Energy, LLC, a Houston, Texas-based private oil and gas exploration and production company, and since 1997 Mr. Campbell has served as owner and managing director of CB Energy, LLC, a Houston, Texas-based private oil and gas exploration and production company. From 1991 to 1996, Mr. Campbell served as principal, vice president and corporate counsel of Houston, Texas-based Fremont Energy Corporation, a Bechtel Family company, where Mr. Campbell managed the company’s domestic and international energy asset portfolio and directed the company’s commercial, banking, and legal activities, and from 1985 through 1991, Mr. Campbell served as counsel and manager for Bechtel Investments, Inc. in Houston, Texas, managing its oil and gas marketing and land/legal operations. Mr. Campbell started his professional career at the Houston, Texas law firm of Reynolds, Allen & Cook.

Mr. Campbell is very active in community and civic affairs. His service includes: the Kinkaid School Board of Trustees of Houston since 2007, and its Advancement, Finance & Building Committees since 2002; the Board of Directors of the Houston Country Club from 2005 to 2007; the Institute for Molecular Medicine as a Founding Trustee and Scientific Advisory Board Member since 2001; the Development Board of the University of Texas Health Science Center since 1991 (Chairman Emeritus, 2002-2003); the Advisory Board of Amegy Bank of Texas, N.A. since 1998; the Endowment Board and a Junior Warden and Senior Council Representative of St. Martin’s Episcopal Church since 2004; the Board of the Daniel and Edith Ripley Foundation since 2005 and its treasurer; the Board of the Bayou City Pump Co. since 2010; a former member of the Advance Team Board of M.D. Anderson and the Texas Children’s Hospital Individuals Committee; and the Board of the Memorial Hermann Foundation since 2011, and a member of its Finance Committee.

Mr. Campbell earned his B.B.A. in Petroleum Land Management/Finance from the University of Texas at Austin, and his J.D. degree from South Texas College of Law, and also studied law at Cambridge University and completed the J.P. Morgan Corporate Finance Program, New York.

J. KENT FRIEDMAN. Mr. Friedman has served on the Company’s Board of Directors since June 2011. He is a veteran corporate and transactional lawyer with a long history of contributing to the civic and cultural life of Houston, Texas. Mr. Friedman is currently a partner in the Public Law Practice Group in the Houston office of Haynes and Boone, LLP, which he joined in January of 2011, and since May of 2000 has served as Vice Chairman of the Board and General Counsel of MAXXAM Inc., a Houston-based diversified, non-reporting public holding company with extensive interests in various businesses. Prior to joining MAXXAM, from 1982 to 1999 Mr. Friedman was a partner of the law firm Mayor, Day, Caldwell & Keeton, where he was one of the founding partners and served as the Managing Partner for over a decade.

During his career, Mr. Friedman has represented and served with numerous well-known institutions in Houston, including: as chairman of the board of the Harris County-Houston Sports Authority since 2007; as former chairman and on the advisory board of the Hermann Park Conservancy since 1995; as a director of the Harris County Precinct One Street Olympics since 1986; as a director of the Meinike Car Care Bowl since 2008; as a director of the Leo Baeck Educational Center Foundation since 1992; as a member of the Tulane University President’s Council since 2001; and as General Counsel of the Houston Astros from 1974 to 1976. He was also appointed as the Trustee of the Blind Trust established by Mayor Robert C. Lanier in 1992, and in that capacity was responsible for operating the various business enterprises of Mayor Lanier until he left office at the end of 1997.

Mr. Friedman earned B.B.A. and J.D. degrees from Tulane University and a Master of Laws Degree from Boston University.

JOHN HOFMEISTER. Mr. Hofmeister has served on the Company’s Board of Directors since April 2010. Upon retirement from Shell Oil Company in July 2008, Mr. Hofmeister founded the not-for-profit (501(c) (3)), nationwide membership association, Citizens for Affordable Energy, which he currently heads. This Washington D.C.-registered, public policy education firm exists to promote sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues.

Mr. Hofmeister was named President of Houston-based Shell Oil Company in March 2005, heading the U.S. Country Leadership Team, which included the leaders of all Shell businesses operating in the United States. He became President after serving as Group Human Resource Director of the Shell Group, based in The Hague, The Netherlands.

A business leader who has participated in the inner workings of multiple industries for over 36 years, Mr. Hofmeister also has held key leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International). Mr. Hofmeister serves as Chairman of the National Urban League and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee. He also serves as a non-executive director of Hunting PLC, a London-based supplier to the oil and gas industry (since August 2009), and Lufkin Industries, Inc., a Lufkin, Texas-based supplier of oilfield and power transmission products (since January 2010). He serves on the boards of the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future. Mr. Hofmeister is a Fellow of the National Academy of Human Resources. He also is a past Chairman and serves as a Director of the Greater Houston Partnership.

Mr. Hofmeister earned Bachelor’s and Master’s Degrees in Political Science from Kansas State University.

IRA WAYNE McCONNELL. Mr. McConnell has served on the Company’s Board of Directors since June 2011. He is the Managing Partner of Houston, Texas-based McConnell Jones Lanier & Murphy LLP, Certified Public Accountants, where he is responsible for guiding the strategic direction of the firm and has overall responsibility for management of administrative functions, accounting, and information technology and is also Partner-In-Charge of the firm’s assurance practice. He founded McConnell & Jones in July of 1987.

Mr. McConnell is also active in the public services sector, serving as a board member of the Houston Division of the American Heart Association since 2003, as a former board member and Chairman of the SouthWest Affiliate of the American Heart Association, and as the former Chairman of the Audit Committee of the American Heart Association National Board. Mr. McConnell also currently serves: on the Board of Directors for the Greater Houston Partnership (since 2001) and is the current Chairman of the Audit and Finance Committees; on the Board of Governors of the Houston City Club (since 2008); on Grambling State University’s Black & Gold Foundation (since 2005); and on the Board of Directors for the United Way of the Texas Gulf Coast, where he has served on the Audit Committee since 2008, as the Audit Committee Chair since 2010, on the Executive Committee since 2010, and on the Finance Committee from 1996 to 1999. Mr. McConnell also previously served on the Houston Museum of African American Culture’s Board of Directors and as its Finance Committee Chair from 2005 to 2010.

Mr. McConnell earned his B.B.A. in Accounting from Grambling State University, and his M.B.A., Accounting, from Louisiana Tech University, and is a Certified Public Accountant licensed to practice in the states of Texas, Tennessee, Georgia, Illinois, New Jersey, and the District of Columbia, and is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and the Houston Chapter of the Texas Society of Certified Public Accountants.

HAZEL R. O’LEARY. Ms. O’Leary has served on the Company’s Board of Directors since April 2010. From 2004 to January 2013, Ms. O’Leary served as the President of Fisk University in Nashville, Tennessee. She also currently serves on the board of directors of the ITC Holdings, Corp. She serves on the non-profit boards of Nashville Alliance for Public Education, Nashville Business Community for the Arts and Arms Control Association. Ms. O’Leary served as an assistant attorney general and assistant prosecutor in the state of New Jersey and was appointed to the Federal Energy Administration under President Gerald Ford and served as Assistant Secretary of Energy under President Jimmy Carter. Ms. O’Leary worked in the private sector as a principal at the independent public accounting firm of Coopers and Lybrand from 1977 to 1979. In 1981 she was named vice president and general counsel of O’Leary and Associates, a company focused on international economics and energy. She served in that capacity until 1989 and then returned as president from 1997 to 2001. In 1989, she became executive vice president for environmental and public affairs for the Minnesota Northern States Power Company and, in 1992, was promoted to president of the holding company’s gas distribution subsidiary. Ms. O’Leary served as the Secretary of Energy during the first Clinton Administration from 1993 to 1997. She served as president and chief operating officer for the investment banking firm Blaylock and Partners in New York from 2000 to 2002. She previously served on the Board of Directors of the UAL Corporation, the parent company of United Airlines, Scottish Re, Ltd. (a financial services and reinsurance company), ICF Kaiser International, Inc., an engineering, construction and consulting company and the AES Company, a global power producer. After earning a bachelor’s degree at Fisk University, Ms. O’Leary earned her law degree from Rutgers University School of Law. She is a member of the New Jersey State Bar Association and The District of Columbia Bar Association.

NICOLAS J. EVANOFF. Mr. Evanoff has served as Senior Vice President, General Counsel and Secretary of the Company since September 2011. He previously served as Senior Vice President, General Counsel and Secretary of Frontera Resources Corporation (“Frontera”), an independent oil and gas exploration and production company operating in the country of Georgia, since September 2007. Prior to joining Frontera, he served as Vice President, General Counsel and Secretary of Transmeridian Exploration Incorporated, an independent oil and gas exploration and production company active in Kazakhstan and Russia, from 2005 to September 2007. From 1997 to 2004, he held senior legal and executive positions with two international drilling contractors, Pride International Inc., where he was Vice President-Corporate & Governmental Affairs, and Transocean Ltd., where he was Associate General Counsel and General Counsel, Asia & Middle East. Mr. Evanoff began his legal career with Baker Botts L.L.P. in Houston, Texas, where he practiced corporate and securities law from 1992 to 1997. Mr. Evanoff holds a B.S. in Chemical Engineering from Texas A&M University and a J.D. from the University of Houston Law Center, and studied law at the University of Kiel in Germany under a Fulbright Grant. Mr. Evanoff is a past member of the board of directors of the Houston World Affairs Council.

BABATUNDE OMIDELE. Mr. Omidele has served as Senior Vice President, Business Development and New Ventures of the Company since September 2011 and was appointed Senior Vice President, Exploration and Production in March 2012. He previously served as Senior Vice President, Exploration and Production, for CAMAC International Corporation (“CIC”) since October 2008, and Managing Director of its affiliate, Allied Energy Plc (Nigeria) (“Allied”) since February 2009. Prior to joining CIC and Allied, Mr. Omidele worked for 28 years with Shell companies in Nigeria, the United Kingdom, and the United States, serving in various positions, including as Regional Resource Volume Manager (Africa), Team Lead – Deepwater Integrated Projects, Subsurface Coordinator –Deepwater Integrated Projects, Senior Staff Reservoir & Production Engineer, and Senior Petroleum Engineer. Mr. Omidele holds a bachelor’s degree in Petroleum Engineering from the University of Ibadan, Nigeria, and a master’s degree in Petroleum Engineering from the University of Houston.

EARL W. MCNIEL. Mr. McNiel was appointed Senior Vice President and Chief Financial Officer in February 2013 and previously served as Interim Chief Financial Officer of the Company since March 2012. He has more than thirty years of experience with public companies, primarily in the energy and waste management industries, and has broad experience in the areas of corporate finance, mergers and acquisitions, and financial reporting. From 2009 until joining the Company, he managed private investments and worked as a consultant to oil and gas and alternative energy companies. From 2004 to 2009, he served as Vice President and Chief Financial Officer of Transmeridian Exploration Incorporated, an independent oil and gas exploration and production company. From 1994 to 2004, he was a senior executive with Pride International, Inc., an international oilfield service provider and drilling contractor, serving as Chief Financial Officer, Vice President of Planning & Corporate Development, and Chief Accounting Officer. Prior to joining Pride, Mr. McNiel served as a senior financial executive with several waste management companies and an oilfield service company. He began his career in public accounting with a major international accounting firm. Mr. McNiel holds a B.B.A. from Baylor University in Waco, Texas.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value, and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board of Directors provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website at http://www.camacenergy.com. Printed copies of these guidelines may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.

Board and Board Committees

There are currently seven directors serving on the Company’s Board of Directors (the “Board”): Dr. Kase Lukman Lawal, Dr. Lee Patrick Brown, William J. Campbell, J. Kent Friedman, John Hofmeister, Ira Wayne McConnell, and Hazel R. O’Leary. The Board has established three Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has approved and adopted a written charter for each of the Committees, each of which is available via the Company’s website at http://www.camacenergy.com. Printed copies of these charters may be obtained, without charge, by contacting the Company at: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.

During the fiscal year ended December 31, 2012, the Board held a total of seven meetings. Each director attended all of the total number of meetings of the Board, save for Ms. O’Leary, who was absent with notice on January 12, and Mr. Hofmeister, who was absent with notice on July 23 and November 28. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. All members of the Board who were members of the Board on the date of our 2012 annual meeting of stockholders attended our 2012 annual meeting of stockholders.

Governance Structure

The Company’s Board of Directors appointed Dr. Kase Lawal to act as Chairman of the Board in May 2010. In April 2011, Dr. Lawal assumed the additional position of Chief Executive Officer. The Board of Directors has not designated a lead independent director. The Board of Directors believes this leadership structure is appropriate because Dr. Lawal is the director most familiar with the Company’s business and area of focus in the African petroleum exploration and production industry, and as such is positioned to most effectively identify strategic priorities and lead discussion and execution of strategy. The Chief Executive Officer brings Company-specific experience and expertise, while the Company’s independent directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes that the combined role of Chief Executive Officer and Chairman promotes the development and execution of the Company’s strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance.

We encourage our shareholders to learn more about our Company’s governance practices at our website, http://www.camacenergy.com.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

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The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal controls and external audit functions. The Audit Committee members meet separately with representatives of the independent auditing firm.

●
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

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The Nominating and Corporate Governance Committee oversees Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines, and establishes and maintains reasonable qualifications for persons serving as directors, identifies individuals qualified to become Board members, and nominates qualified candidates for election to the Board and appointment to fill vacancies on the Board.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Nominating and Corporate Governance Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries around the world and significant areas of future growth are located outside of the United States. The Company’s business is truly global and multicultural. Therefore, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. The Company’s business is multifaceted and involves complex financial transactions in various countries. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly-specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and the energy industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements across a number of countries and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Director Nominees

Set forth below is a tabular disclosure of some of the specific qualifications, attributes, skills and experiences of our Director Nominees.

Dr. Kase Lukman Lawal	●	Global leadership position as Chairman of CAMAC International Corporation
	●	Experience in directing global petroleum exploration and development operations and investments, with extensive experience in petroleum operations and investments in Africa
	●	Experience with petroleum industry regulatory requirements and governmental entities in various foreign countries, including Nigeria
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Public finance, policy and leadership experience as a commissioner on the Port of Houston Authority and vice chairman of the Houston Airport Development System Corporation and as a former member of President Obama’s Advisory Committee for Trade Policy and Negotiation

	●	Outside board experience as director of Unity National Bank
	●	Outside board experience at non-profit organizations (the National Urban League and, formerly, the Fisk University Board of Trustees)

Dr. Lee Patrick Brown	●	Outside board and management experience as current Chairman and CEO of Brown Group International and Chairman of the Board of Unity National Bank
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Leadership, governmental and political experience as former Mayor of the City of Houston, Director of the White House Office of National Drug Control Policy under President Clinton, Police Commissioner of New York City, Chief of Police in Houston and Commissioner of Public Safety in Atlanta, Georgia

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Academic/administration experience at major universities such as San Jose State University, Portland State University, Howard University, Texas Southern University and Rice University, and an honorary visiting professor at four universities in China

	●	Recognition by UC-Berkeley as 2004 Alumnus of the Year

William J. Campbell	●	Operational and leadership experience in the oil and gas industry as owner and managing director of PPPCo-CB Energy, LLC and CB Energy LLC, domestic oil and gas exploration and production companies
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Formerly principal, vice president and corporate counsel of Fremont Energy Corporation, a Bechtel Family company, with responsibility for managing domestic and international energy asset portfolios, and commercial, banking and legal activities

	●	Outside board experience at non-profit organizations (The Kinkaid School of Houston, Institute for Molecular Medicine, University of Texas Health Science Center, Daniel and Edith Ripley Foundation)
	●	Member of the Advisory Board of Amegy Bank of Texas, N.A.

J. Kent Friedman	●
Legal experience currently as partner in the Public Law Practice Group in the Houston Office of Haynes and Boone, LLP in Houston and formerly as managing partner in the firm Mayor, Day, Caldwell & Keeton

	●	Outside board experience as former Vice Chairman of the Board and General Counsel of MAXXAM Inc., a holding company with extensive diversified business interests
	●	Chairman of the Board of Harris County - Houston Sports Authority (Texas)
	●	Outside board experience at non-profit organizations (Hermann Park Conservancy, Leo Baeck Educational Center Foundation, Harris County Precinct One Street Olympics)
	●	Member of Tulane University’s President’s Council

John Hofmeister	●	Global leadership position as former President of Shell Oil Company
	●	International regulatory and governmental experience as former Group Human Resource Director for the Shell Group, based in The Hague, The Netherlands, and as President of Shell Oil Company
	●	Experience in key leadership positions in multiple companies across multiple industries (General Electric, Nortel and AlliedSignal (now Honeywell International))
●
Outside board and public policy experience as a director of Hunting PLC, Lufkin Industries Inc., the Foreign Policy Association, Strategic Partners, LLC, the Gas Technology Institute and the Center for Houston’s Future

	●	Outside experience as a member of advisory boards (the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee)
	●	Outside board experience at non-profit organizations (the National Urban League and the Greater Houston Partnership)
	●	Affiliations with leading business and public policy associations (the National Academy of Human Resources and the Center for Houston’s Future)

Ira Wayne McConnell	●	Financial expertise as Certified Public Accountant and Managing Partner of McConnell Jones Lanier & Murphy LLP, Certified Public Accountants
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Outside non-profit board experience at the Houston Division and, formerly, SouthWest Affiliate of the American Heart Association, including as chairman of the Audit Committee of the American Heart Association National Board

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Outside non-profit board experience at United Way of the Texas Gulf Coast (including on the Executive Committee and as chairman of the Audit Committee), and at Greater Houston Partnership (including as chairman of the Audit and Finance Committees)

	●	Member of American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants

Hazel R. O’Leary	●	Leadership experience as former President of Fisk University
●
Outside board and public policy experience as current member of the boards of directors of leading business and public policy organizations (ITC Holdings, Corp., Nashville Alliance for Public Education, Nashville Business Community for the Arts, World Wildlife Fund and Arms Control Association) and former director of AES Corporation

	●	Leadership and legal experience as former assistant attorney general and assistant prosecutor in the State of New Jersey and as general counsel and executive officer of O’Leary and Associates
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Governmental, regulatory and political experience as former U.S. Secretary of Energy, appointee to the Federal Energy Administration and the Department of Energy and former executive for the Minnesota Northern States Power Company

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Leadership, finance and accounting experience as former president and chief operating officer for the investment banking firm Blaylock and Partners and former principal at the accounting firm of Coopers and Lybrand

Independent Directors

The Board has determined that the majority of the current directors are comprised of “independent directors” as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for Dr. Kase Lukman Lawal, all current directors are independent.

Audit Committee

The Board’s Audit Committee consists of Mr. McConnell (Chairman), Messrs. Campbell and Friedman, and Ms. O’Leary. The Board of Directors has determined that Messrs. Campbell, Friedman, McConnell, and Ms. O’Leary are independent within the meaning of Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 of the Exchange Act. Each current Audit Committee member meets NYSE Amex LLC’s financial literacy requirements. The Board has named Mr. McConnell, who meets the NYSE Amex LLC’s professional experience requirements, as its audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The primary function of the Audit Committee is to assist the Board by reviewing the financial information that will be provided to the stockholders and others, the preparation of our internal financial statements and our audit and financial reporting process, including internal control over financial reporting. In addition, our Audit Committee is responsible for maintaining free and open lines of communication among the Committee, the independent auditors and management. Our Audit Committee consults with our management and independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. The Committee is also responsible for considering, appointing and establishing fee arrangements with our independent auditors and, if necessary, dismissing them. It is not responsible for preparing our financial statements or for planning or conducting the audits.

All members of the Audit Committee met by telephone or in person seven times in 2012, on February 29, March 12, May 4, May 29, August 1, August 21 and November 1. Meetings occurred after the end of each of the fiscal quarters ended December 31, 2011, March 31, 2012, June 30, 2012, and September 30, 2012, prior to public release of the financial statements for the respective periods, as well as three additional meetings.

The Report of the Audit Committee regarding the audited financial statements of the Company for the year ended December 31, 2012 follows.

CAMAC ENERGY INC.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

April 15, 2013
——————————————

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the Audit Committee’s charter, management of CAMAC Energy Inc. (the “Company”) is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and the independent accounting firm’s related opinions.

The Committee has discussed with the independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, as amended (now AICPA, Professional Standards, Vol. 1. AU Section 380, Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP the firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2012 for filing with the SEC.

Ira Wayne McConnell, Chair
William J. Campbell, Member
J. Kent Friedman, Member
Hazel R. O’Leary, Member

Compensation Committee

The Board’s Compensation Committee consists of Mr. Hofmeister (Chairman), Dr. Brown, Mr. Campbell and Mr. McConnell. The Board of Directors has determined that Mr. Hofmeister, Dr. Brown, Mr. Campbell and Mr. McConnell are each an “independent” director, as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Exchange Act.

The Compensation Committee is responsible for: (a) reviewing the Company’s compensation programs to determine that they effectively and appropriately motivate performance that is consistent with the Company’s business goals and tie executives’ financial interests to those of the stockholders; (b) assuring that the Chief Executive Officer’s annual objectives are consistent with the Company’s business goals and are explicit, and that performance against these objectives is reviewed annually; (c) defining, overseeing and ensuring that the Company develops and maintains a program of management succession planning, particularly with respect to the position of Chief Executive Officer; and (d) such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time or which are otherwise included in the Committee’s charter. The Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority to retain compensation consultants as it deems necessary. The Compensation Committee did not engage an independent compensation consultant during the past fiscal year. The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers. The Compensation Committee assesses these recommendations, with input and guidance from the Company’s independent compensation consultant, if and as appropriate, and makes final determinations as to the amount and form of all executive officers’ and directors’ compensation.

All members of the Compensation Committee met three times in fiscal year 2012 by telephone or in person, on January 9, February 29 and May 29.

Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee consists of Dr. Brown (chairman), Messrs. Friedman and Hofmeister, and Ms. O’Leary. Each of Dr. Brown, Messrs. Friedman and Hofmeister, and Ms. O’Leary is an “independent” director, as that term is defined in Section 803A of the NYSE Amex LLC Company Guide and Rule 10A-3 under the Exchange Act. Dr. Brown was also appointed as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has the responsibility to oversee Company corporate governance matters in accordance with the Company’s Corporate Governance Guidelines and to identify, evaluate, recruit and recommend qualified candidates to our Board of Directors for nomination or election. Each of the director nominees included herein is recommended and approved by the Nominating and Corporate Governance Committee. In addition, it is the responsibility of the Committee to make recommendations to the Board regarding the size and composition of the Board of Directors or any committee thereof, identify individuals believed to be qualified to become Board members or fill vacancies on committees of the Board, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of stockholders. The Committee is also charged with monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance, as well as such other matters that are specifically delegated to the Committee by the Board from time to time or which are otherwise included in the Committee’s charter.

The Board has an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills relevant to our business. The Nominating and Corporate Governance Committee selects candidates for directors based on their character, judgment, diversity of experience relevant to our business, business acumen and ability to act on behalf of all stockholders. Each director nominee is also selected based on his or her experience in management, accounting and finance, knowledge of industry and technology, personal and professional ethics and willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.

All members of the Nominating and Corporate Governance Committee met three times by telephone or in person, on February 29, May 29 and August 21.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees. Among other provisions, the Code sets forth standards for honest and ethical conduct, full and fair disclosure in public filings and stockholder communications, compliance with laws, rules and regulations, reporting of code violations and accountability for adherence to the Code. The text of the Code has been posted on the Company’s website at www.camacenergy.com. A copy of the Code can be obtained free of charge upon written request to: Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056.

If the Company makes any amendment to, or grants any waivers of, a provision of the Code that applies to our principal executive officer or principal financial officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website.

During the fiscal year ended December 31, 2012, there were no waivers of our Code of Ethics.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation Decision Making Process

The Role of the Compensation Committee

The Board of Directors delegates to the Committee responsibility for establishing the compensation of its executive officers, pursuant to a written charter adopted by the Board and posted on the Company’s website at www.camacenergy.com. Each of the four members of the Committee meets the independence requirements contained in the New York Stock Exchange and Amex listing standards. The Committee currently consists of four independent, non-management members of the Board of Directors: John Hofmeister (Chairman), Dr. Lee Brown, William Campbell, and Ira McConnell.

The Committee is responsible for the oversight and administration of the Company’s base salary, annual incentive, long-term incentive compensation, and benefit programs for executive officers. The Committee’s key compensation responsibilities are:

●
To monitor the elements of compensation for the Chief Executive Officer and executive officers to determine whether such programs are properly achieving their intended purpose of aligning executive compensation and Company performance, and do not promote adverse risk-taking that could be detrimental to the Company or shareholders;

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To ensure our compensation programs are able to attract, retain, and motivate qualified executive level talent that is fair, reasonable, and competitive for the purpose of increasing shareholder value;

●	To review the results of shareholder advisory votes on executive compensation and consider whether to make adjustments based on those advisory votes;

●	To assist in the establishment of corporate goals and objectives relating to the incentive compensation programs of the executive officers;

●	To review and approve any equity-based compensation plans that are not subject to shareholder approval;

●	To approve employment, severance, change-in-control, and retention agreements and amendments to those agreements to executive officers;

●	To make recommendations to the Board regarding the adoption or modification of any stock ownership guidelines applicable to executive officers or directors; and

●	To monitor, assess, and implement market competitive compensation for the Board of Directors.

The Committee believes that its members and the compensation consultant’s collective experiences and judgment are as important as the data it utilizes to assess our compensation programs. The Committee gives consideration to each executive officer’s personal contributions to the Company, qualifications, and individual performance when assessing each executive’s compensation.

The Role of the Compensation Consultant

The Committee did not engage an independent compensation consultant during the past fiscal year. For fiscal year 2011, the Committee engaged Longnecker & Associates (“L&A” or the “Consultant”), an independent executive compensation consulting firm, to provide the Committee with market data and advice regarding executive compensation packages in our industry as well as conduct an annual review of our total direct compensation programs (base salary, annual incentive and long-term incentive) of our 2011 NEOs to assess the market competitiveness of such packages. The Committee referred to L&A’s 2011 market data and advice in connection with the Committee’s 2012 compensation review and determinations. L&A has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Committee took into consideration the discussions, guidance and compensation studies produced by L&A in order to make market competitive compensation decisions. L&A does not provide to the Committee any services or advice on matters unrelated to executive compensation and reports directly to and takes direction from the Chair of the Committee. The Committee has determined that the advice provided by L&A pursuant to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to the Committee.

2012 Equity Awards

Mr. Babatunde Omidele

The Committee granted Mr. Omidele the following awards on February 29, 2012: (i) a one-time award of 127,273 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 280,000 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.

Mr. Nicolas J. Evanoff

The Committee granted Mr. Evanoff the following awards on February 29, 2012: (i) a one-time award of 127,273 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 280,000 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.

2013 Equity Awards

Mr. Babatunde Omidele

The Committee granted Mr. Omidele the following awards on April 8, 2013: (i) a one-time award of 197,461 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 524,482 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.

Mr. Nicolas J. Evanoff

The Committee granted Mr. Evanoff the following awards on April 8, 2013: (i) a one-time award of 157,969 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 419,586 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.

Mr. Earl W. McNiel

In connection with Mr. McNiel’s appointment as Senior Vice President and Chief Financial Officer, on February 27, 2013, the Committee granted Mr. McNiel the following awards: (i) a one-time award of 175,000 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 800,000 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.  In addition, the Committee granted Mr. McNiel the following awards on April 8, 2013: (i) a one-time award of 204,513 shares of restricted common stock of the Company subject to vesting 50% on the one year anniversary of the grant date and the remainder on the two year anniversary of the grant date, subject to continued service, and (ii) a one-time stock option award to purchase 543,214 shares of the Company’s Common Stock at the grant date closing market price, vesting in one-third annual installments on the respective anniversary dates of the grant, subject to continued service.

Employee Retirement Benefits and Perquisites

401(k) Plan

In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. All eligible employees, including the NEOs, may participate in our 401(k) plan. The plan is a tax-qualified, defined contribution retirement plan, which is designed to assist participants with saving for retirement. Eligible employees, including NEOs, are allowed to direct pre-tax contributions (up to an annual limit prescribed each year by the Internal Revenue Service) to the plan from their compensation. As of January 1, 2012, we made matching contributions equal to the amount of 200% of each employee’s contribution, up to a maximum of 3% of compensation each pay period. Company contributions are immediately vested to the employee.

Perquisites and Other Personal Benefits

We provide the NEOs with perquisites and other personal benefits that the Committee believes are reasonable and consistent with the overall compensation program to better enable us to attract and retain our employees for key positions. The Committee has determined that the following other perquisites are reasonable for some or all of our NEOs, including: health and welfare benefits and premiums on life insurance. Attributed costs of the personal benefits and perquisites that are described above for the NEOs for the fiscal year ended December 31, 2012 are included in the “Summary Compensation Table”. The general benefits offered to our NEOs are reviewed by our Committee each year in conjunction with the annual review of executive officer compensation.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements and Post-Termination Benefits

The Company has entered into employment agreements with some of its executive officers, as described below.

Employment Agreement with Earl W. McNiel

Effective February 27, 2013 the Company and Mr. McNiel entered into an Employment Offer Letter (the “McNiel Employment Agreement”) pursuant to which Mr. McNiel became a full-time employee of the Company as Senior Vice President and Chief Financial Officer. Pursuant to the McNiel Employment Agreement, Mr. McNiel receives an annual base salary of $290,000. Additionally Mr. McNiel received (i) a one-time stock option award of 800,000 shares of the Company’s common stock vesting in 1/3 annual installments on the anniversary date of hire, subject in each case to Mr. McNiel’s continued service on such anniversary date, commencing with the first 267,667 shares vesting on the first year anniversary of hire and the final 266,666 shares vesting on the third anniversary of date of hire, (ii) a one-time award of 175,000 shares of restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement. The restricted stock award will vest 50% on the one year anniversary of the date of hire, and the remainder will vest on the two year anniversary of the date of hire, subject in both cases to continued service of Mr. McNiel on such anniversary date. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. McNiel is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, if the Company terminates Mr. McNiel’s employment without Cause (as defined in the McNiel Employment Agreement), (i) the Company must pay to Mr. McNiel an amount equal to the base salary plus target annual bonus as determined by the Board of Directors for the year of termination, (ii) any outstanding restricted stock and stock options shall have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company shall reimburse Mr. McNiel for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. McNiel would have paid for such coverage had Mr. McNiel remained an employee of the Company.

Employment Agreement with Babatunde Omidele

Effective September 1, 2011 the Company and Mr. Omidele entered into an Employment Offer Letter (the “Omidele Employment Agreement”) pursuant to which Mr. Omidele became a full-time employee of the Company as Senior Vice President, Business Development & New Ventures. Pursuant to the Omidele Employment Agreement, Mr. Omidele receives an annual base salary of $280,000. Additionally Mr. Omidele received (i) a one-time stock option award of 800,000 shares of the Company’s common stock vesting in 1/3 annual installments on the anniversary date of hire, subject in each case to Mr. Omidele’s continued service on such anniversary date, commencing with the first 267,667 shares vesting on the first year anniversary of hire and the final 266,666 shares vesting on the third anniversary of date of hire, (ii) a one-time award of 175,000 shares of restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement. The restricted stock award will vest 50% on the one year anniversary of the date of hire, and the remainder will vest on the two year anniversary of the date of hire, subject in both cases to continued service of Mr. Omidele on such anniversary date. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Omidele is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, if the Company terminates Mr. Omidele’s employment without Cause (as defined in the Omidele Employment Agreement), (i) the Company must pay to Mr. Omidele an amount equal to the base salary plus target annual bonus as determined by the Board of Directors for the year of termination, (ii) any outstanding restricted stock and stock options shall have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company shall reimburse Mr. Omidele for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Omidele would have paid for such coverage had Mr. Omidele remained an employee of the Company.

Employment Agreement with Nicolas J. Evanoff

Effective September 7, 2011 the Company and Mr. Evanoff entered into an Employment Offer Letter (the “Evanoff Employment Agreement”) pursuant to which Mr. Evanoff became a full-time employee of the Company as Senior Vice President, General Counsel and Secretary. Pursuant to the Evanoff Employment Agreement, Mr. Evanoff receives an annual base salary of $280,000. Additionally Mr. Evanoff received (i) a one-time stock option award of 800,000 shares of the Company’s common stock vesting in 1/3 annual installments on the anniversary date of hire, subject in each case to Mr. Evanoff’s continued service on such anniversary date, commencing with the first 267,667 shares vesting on the first year anniversary of hire and the final 266,666 shares vesting on the third anniversary of date of hire, (ii) a one-time award of 175,000 shares of restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement. The restricted stock award will vest 50% on the one year anniversary of the date of hire, and the remainder will vest on the two year anniversary of the date of hire, subject in both cases to continued service of Mr. Evanoff on such anniversary date. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Evanoff is also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, if the Company terminates Mr. Evanoff’s employment without Cause (as defined in the Evanoff Employment Agreement), (i) the Company must pay to Mr. Evanoff an amount equal to the base salary plus target annual bonus as determined by the Board of Directors for the year of termination, (ii) any outstanding restricted stock and stock options shall have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company shall reimburse Mr. Evanoff for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Evanoff would have paid for such coverage had Mr. Evanoff remained an employee of the Company.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any executive officer unless such compensation is paid pursuant to a qualified performance-based compensation plan. All compensation awarded to our executive officers in 2012 is expected to be tax deductible. The Board considers such deductibility and the potential cost to the Company when granting awards and considering salary changes.

The Company accounts for equity awards under the provisions of Accounting Standards Codification Topic 718, Stock Compensation (ASC 718). The Company charges the estimated fair value of option and restricted stock awards to income over the time of service provided by the employee to earn the award, typically the vesting period. The fair value of options is measured using the Black-Scholes option pricing model. The fair value of non-vested stock awards issued under the Company’s 2007 Stock Plan was measured by the fair market value of Common Stock of the Company determined in accordance with the 2007 Stock Plan as the mean between the representative bid and asked prices on the close of business the day immediately prior to the grant date as reported by Pink Sheets LLC, with no discount for vesting period or other restrictions. The fair value of non-vested stock awards issued under the Company’s 2009 Equity Incentive Plan is measured by the fair market value of Common Stock of the Company determined in accordance with the 2009 Equity Incentive Plan as the closing sales price for such stock as quoted on the NYSE MKT exchange on the date of grant, with no discount for vesting period or other restrictions. The compensation expense to the Company under ASC 718 is one of the factors the Board considers in determining equity awards to be granted, and also may influence the vesting period chosen.

Stock Ownership Guidelines

The Board of Directors has not established stock ownership guidelines for any of the non-employee directors of the Company or any executive officers of the Company.

Securities Trading Policy

Our securities trading policy provides that executive officers, including the NEOs, and our directors, may not, among other things, purchase or sell Company stock except during certain windows of time and under the other conditions contained in our policy.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (19)	Option Awards ($) (19)		All other Compensation ($)		Total ($)

Dr. Kase Lukman Lawal	2012	-		-		-	-		-		-
Chief Executive Officer (1)	2011	-		-		-	-		-		-

Earl M. McNiel	2012	-		65,250	(7)	-	-		236,178	(10)	301,428
Executive Vice
President, Chief Financial
Officer and Interim
Chief Financial Officer (2)

Babatunde Omidele	2012	280,000		105,000	(7)	112,000	183,867	(9)	-		680,867
Senior Vice President,	2011	93,333	(5)	46,667	(8)	145,250	418,667	(9)	-		703,917
Exploration and Production(3)

Nicolas J. Evanoff	2012	280,000		105,000	(7)	112,000	183,867	(9)	17,517	(11)	698,384
Senior Vice President,	2011	94,018	(6)	46,667	(8)	138,250	392,000	(9)	5,641	(11)	676,576
General Counsel and
Secretary (4)

1)
Dr. Lawal was appointed Chief Executive Officer on April 12, 2011. He receives no cash or other compensation in this position. Prior to assuming his current position, he resigned from all executive officer positions of affiliate companies.

2)	Mr. McNiel was appointed Interim Chief Financial Officer and entered into an Executive Consulting Agreement effective March 1, 2012.

3)	Mr. Omidele was appointed Senior Vice President, Business Development and New Ventures effective September 1, 2011 and Senior Vice President, Exploration and Production, in March 2012.

4)	Mr. Evanoff was appointed Senior Vice President, General Counsel and Secretary effective September 7, 2011.

5)	Represents employee salary as an officer of the Company from September 1, 2011 to December 31, 2011.

6)	Represents employee salary as an officer of the Company from September 7, 2011 to December 31, 2011.

7)	Represents fiscal year 2012 bonus awarded by Board of Directors and Compensation Committee of the Company and paid in 2013.

8)	Represents fiscal year 2011 bonus awarded by the Board of Directors and Compensation Committee of the Company and paid in 2012.

9)
Represents the grant date fair value of restricted common stock and options awards for each of the years presented. The assumptions used in estimating the grant date fair value of option awards are found in the Notes to Consolidated Financial Statements, Note 11 (“Stock Based Compensation”) in the Company’s Year 2012 Form 10K.

10)	Represents amount paid pursuant to an Executive Consulting Agreement as Interim Chief Financial Officer of the Company from March 1, 2012 to December 31, 2012.

11)	Represents Company 401(k) plan contributions in the respective years, provided on the same basis as for all U.S employees.

Grants of Plan-Based Awards in 2012

The following table sets forth information concerning grants of plan-based awards to Named Executive Officers under the 2009 Equity Incentive Plan and approved by the Compensation Committee of the Board of Directors during fiscal year 2012.

Name	Grant Date	Stock Awards: Number of Shares of Common Stock (#)		Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Stock and Option Awards ($/Share) (3)	Closing Stock Price on Date of Awards ($/Share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Dr. Kase L. Lawal	-	-		-		-	-	-

Earl W. McNiel	-	-		-		-	-	-

Babatunde Omidele	2/29/2012	127,273	(1)	-		0.88	0.88	112,000
	2/29/2012	-		280,000	(2)	0.88	0.88	183,867

Nicolas J. Evanoff	2/29/2012	127,273	(1)	-		0.88	0.88	112,000
	2/29/2012	-		280,000	(2)	0.88	0.88	183,867

1)	Represents shares of restricted stock. The shares will vest 50% on the one year anniversary of the grant date and 50% on the two year anniversary of the grant date, subject to continued service.

2)	Represents grant of stock options. Vesting was in one-third annual installments on the grant date anniversary, subject to continued service.

3)	The exercise or the base price of restricted stock and option awards is equal to the closing price of the Company’s Common Stock as reported by the NYSE MKT on the grant date.

4)	Aggregate grant date fair value of restricted stock and stock options computed in accordance with ASC Topic 718.

2007 Stock Plan

The Company’s Board of Directors and stockholders approved and adopted the 2007 Stock Plan on May 7, 2007 (the “2007 Plan”). The 2007 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and stock appreciation rights (“SARs”) to employees, directors and consultants of the Company to purchase up to an aggregate of 4,000,000 shares of Common Stock. Upon adoption of the 2009 Equity Incentive Plan by the Board of Directors in June 2009, the Company’s Board of Directors resolved to (i) discontinue further grants and awards of equity securities under the 2007 Plan, except the issuance of Company stock upon exercise of issued and outstanding options issued pursuant to the 2007 Plan, and (ii) amend the 2007 Plan to reduce the number of shares available for issuance under the 2007 Plan to 2,622,000 from 4,000,000, and to further reduce the number of shares available for issuance thereunder by such number of shares that from time to time may be returned for issuance under the 2007 Plan upon expiration or termination of any option issued thereunder or repurchase of any restricted stock issued thereunder, and to return all such shares to the Company’s treasury.

The purpose of the 2007 Plan was to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company, and to attract new employees, directors and consultants with outstanding qualifications. The 2007 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 2007 Plan.

Pursuant to the 2007 Plan, the Company could from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 110% of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2007 Plan or any other option plan adopted by the Company. Nonqualified options could be granted under the 2007 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options could be granted without regard to any restriction on the amount of Common Stock that could be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferrable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2007 Plan, the number of shares of stock, options and SARs outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

Pursuant to the 2007 Plan, in the event of a pending or threatened takeover bid, tender offer or exchange offer for twenty percent (20%) or more of the outstanding Common Stock or any other class of stock or securities of the Company (other than a tender offer or exchange offer made by the Company or any of its subsidiaries), whether or not deemed a tender offer under applicable federal or state law, or in the event that any person makes any filing under Section 13(d) or 14(d) of the Exchange Act with respect to the Company, other than a filing on Form 13G or Form 13D, the Board of Directors may in its sole discretion, without obtaining stockholder approval, take one or more of the following actions to the extent not inconsistent with other provisions of the 2007 Plan: (a) accelerate the exercise dates of any outstanding option or SAR, or make the option or SAR fully vested and exercisable; (b) pay cash to any or all holders of options or SARs in exchange for the cancellation of their outstanding options or SARs; or (c) make any other adjustments or amendments to the 2007 Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.

In general, upon the termination of service to the Company as an employee, director or consultant of an optionee or restricted stock or SAR recipient, all options, shares of restricted stock and SARs granted to such person that have not yet vested will immediately terminate, and those options and SARs that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

As of December 31, 2012, options to purchase an aggregate of 21,500 shares of Common Stock and restricted stock grants of an aggregate of 1,155,500 shares of Common Stock had been issued under the 2007 Plan, net of forfeiture and cancellations. The 2007 Plan terminates on May 7, 2017.

2009 Equity Incentive Plan

The Company’s Board of Directors approved and adopted the 2009 Equity Incentive Plan on June 3, 2009 (as amended, the “2009 Plan”), and the Company’s stockholders approved and adopted the 2009 Plan on July 21, 2009. The Company’s Board of Directors approved and adopted an amendment to the 2009 Plan on April 11, 2011, and the Company’s stockholders approved and adopted such amendment on June 24, 2011, that increased the number of shares that may be granted during the life of the 2009 Plan by 6,000,000. As amended, the 2009 Plan provides for the grant of restricted stock, incentive and/or non-qualified options, and restricted stock units (“RSUs”), performance units, performance shares and SARs to employees, directors and consultants of the Company to purchase up to an aggregate of 12,000,000 shares of Common Stock. The purposes of the 2009 Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The 2009 Plan is administered by the Compensation Committee on behalf of the Board of Directors which has the authority to determine the specific terms and conditions of all awards granted under the 2009 Plan, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and the applicable vesting criteria. The administrator has discretion to make all other determinations necessary or advisable for the administration of the Plan.

Pursuant to the 2009 Plan, the Company may from time to time grant its employees, directors and consultants restricted stock and options to purchase shares of, and SARs, RSUs, performance shares and performance units, with respect to, the Company’s Common Stock at exercise prices determined by the Board of Directors. The exercise price of incentive stock options may not be less than 100% (110% in the case of an owner of 10% or more of Company Common Stock) of the fair market value of Common Stock as of the date of grant. The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 2009 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 2009 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant. All stock options are non-transferable by the grantee (other than upon the grantee’s death) and may be exercised only by the optionee during his service to the Company as an employee, director or consultant or for a specified period of time following termination of such service. The aggregate number of shares of Common Stock issuable under the 2009 Plan, the number of shares of stock, options, SARs, RSUs, performance units and performance shares outstanding, and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

In general, upon the termination of service to the Company of an optionee or 2009 Plan award recipient as an employee, director or consultant, all options, shares of restricted stock, SARs, RSUs, performance shares and performance units (collectively, “2009 Plan Awards”) granted to such person that have not yet vested will immediately terminate, and those 2009 Plan Awards that have vested as of the date of termination will be exercisable for 90 days after such termination date (12 months in the case of termination by reason of death or disability).

In the event of the proposed dissolution or liquidation of the Company, the Company will notify each 2009 Plan participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a 2009 Plan Award will terminate immediately prior to the consummation of such proposed action. In the event of a merger or change in control of the Company, any or all outstanding 2009 Plan Awards issued may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the 2009 Plan participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event that the successor corporation does not assume or substitute for the 2009 Plan Award, unless the administrator provides otherwise, the participant will fully vest in and have the right to exercise all of his or her outstanding option awards, including shares as to which such option awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

As of December 31, 2012, options to purchase an aggregate of 2,553,485 shares of Common Stock and restricted stock grants of an aggregate of 3,720,866 shares of Common Stock had been issued under the 2009 Plan, net of forfeitures and cancellations. The 2009 Plan terminates on June 3, 2019.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards held by each of the Named Executive Officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (4)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($) (5)

Dr. Kase L. Lawal	-	-		-	-	-		-

Earl W. McNiel	-	-		-	-	-		-

Babatunde Omidele		280,000	(1)	0.88	2/28/2017	127,273	(3)	75,091
	266,666	533,334	(2)	0.83	9/1/2016	87,500	(3)	51,625

Nicolas J. Evanoff	-	280,000	(1)	0.88	2/28/2017	127,273	(3)	75,091
	266,666	533,334	(2)	0.79	9/8/2016	87,500	(3)	51,625

1)	The options will vest one third on each annual anniversary of the grant date in 2013, 2014, and 2015.

2)	The options will vest one-half on each remaining annual anniversary of the grant date in 2013 and 2014.

3)	Represents shares of restricted stock. The shares will vest 50% on the one year anniversary of the award date and 50% on the two year anniversary of the award date.

4)
The option exercise price is equal to the fair market value of Common Stock of the Company determined in accordance with the 2009 Equity Incentive Plan. This represents the closing price on the grant date as reported by NYSE MKT.

5)	Represents the market value of the shares based on the closing price of the Company’s Common Stock as reported by NYSE MKT on December 31, 2012, the last day of trading in 2012.

Pension Benefits

Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.

In 2007, the Company adopted a defined contribution 401(k) plan for its U.S. employees. The plan provides for Company matching of 200% on up to the first 3% of salary contributed by employees. Company contributions are immediately vested to the employee. The Named Executive Officers participate in this plan on the same basis as other employees. There is no supplemental nonqualified plan of this type for officers.

Non-Qualified Deferred Compensation

We do not have a plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change in Control

For a description of the potential payments to our Named Executive Officers upon termination or a change in control, see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards – Employment Agreements and Post-Termination Benefits” above.

The following table quantifies the termination benefits due to our Named Executive Officers in the event of their termination. The amounts were computed as if each executive officer’s employment terminated on December 31, 2012.

Name	Termination due to Death or Disability ($)	Termination for other than Cause, Death or Disability ($)

Dr. Kase L. Lawal	-	-

Earl W. McNiel
Salary and Bonus (1)	65,250	360,250
Equity Awards (2)	-	51,625
Benefits (3)	-	25,560

Babatunde Omidele
Salary and Bonus (1)	105,000	405,000
Equity Awards (2)	-	89,171
Benefits (3)	-	25,560

Nicolas J. Evanoff
Salary and Bonus (1)	105,000	396,000
Equity Awards (2)	-	89,171
Benefits (3)	-	25,560

1)
For termination due to death or disability, represents year 2012 bonus that was paid in 2013. For termination for other than cause, death or disability, represents year 2012 bonus plus 12 months’ salary.

2)
Represents intrinsic value at December 31, 2012 for unvested restricted stock and unvested stock options that would become vested at the termination date under the Named Executive Officer’s employment agreement. The intrinsic value for restricted stock was equal to the number of shares valued at $0.59 per share, the closing price on December 31, 2012. For options, the intrinsic value was computed by individual award based on the excess, if any, of the December 31, 2012 closing price versus the option exercise price per share.

3)	Represents a maximum of 12 months’ estimated cost of COBRA continuation coverage under the Company’s medical Plan for those employees participating in the medical plan as of December 31, 2012.

Compensation of Directors

There are no standard arrangements by which directors of the Company are compensated for their services as directors, and none of the directors received any cash compensation for their services as such during the most recently completed fiscal year, except pursuant to the Company’s Board Compensation Plan adopted on April 22, 2009 by the Board of Directors and amended by the Board on February 29, 2012 (the “Board Compensation Plan”). Pursuant to the Board Compensation Plan, each independent director of the Company in good standing is entitled to (i) cash payments totaling $30,000, payable in equal quarterly installments of $7,500 each in arrears, (ii) a grant of restricted Common Stock of the Company under the Company’s incentive stock plan with a fair market value of $70,000 measured as of the date of grant as calculated under the Company’s incentive stock plan, 100% of which shares shall be subject to a Company repurchase option that lapses one year following the date of grant subject to the Board member’s continued service as a member of the Company’s Board of Directors during such time, (iii) meeting fees of $1,000 per Board or committee meeting; and (iv) cash fees for serving as a Committee Chair of $10,000, $7,500 and $5,000 for service as Chair of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively. In accordance with the Board Compensation Plan, on June 11, 2012 each of Messrs. Brown, Campbell, Friedman, Hofmeister and McConnell and Ms. O’Leary, as the Company’s independent directors, received a grant of 98,591 shares of restricted Common Stock of the Company under the Company’s 2009 Plan, 100% of which shares will become vested and non-forfeitable on the twelve month anniversary of the grant date.

The following table sets forth for each non-employee director the compensation earned for duties as a director for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)

Dr. Lee Patrick Brown	41,333	70,000	111,333

William J. Campbell	39,333	70,000	109,333

J. Kent Friedman	40,333	70,000	110,333

John Hofmeister	41,833	70,000	111,833

Ira Wayne McConnell	49,333	70,000	119,333

Hazel R. O'Leary	40,333	70,000	110,333

1)
During 2012, non-employee members of the Board at May 30, 2012 were awarded restricted shares effective June 11, 2012. The grant date fair value per share was at the closing price for Company common stock as reported on the NYSE MKT at that date.

2)
At December 31, 2012, non-employee Board members held 611,546 shares of unvested stock awards as follows: Dr. Brown – 103,591 shares; Messrs. Campbell and Friedman – 98,591 shares each; Mr. Hofmeister – 103,591 shares; Mr. McConnell – 108,591 shares; and Ms. O’Leary – 98,591 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2013, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each executive officer identified in the Summary Compensation Table; (iii) each of the Company’s current directors; and (iv) all executive officers and current directors of the Company as a group.

		Number of Shares
		and Nature of
		Beneficial		Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership (1)		Class
Common Stock	CAMAC Energy Holdings Limited	89,655,711	(2)	56.94%
	c/o CAMAC International Corporation
	1330 Post Oak Blvd., Suite 2200
	Houston, Texas 77056

Common Stock	Dr. Kase Lukman Lawal	91,179,935	(3)	57.90%
	1330 Post Oak Blvd., Suite 2250
	Houston, TX 77056

Common Stock	Earl W. McNiel	175,000		*

Common Stock	Babatunde Omidele	662,272	(4)	*

Common Stock	Nicolas J. Evanoff	659,372	(4)	*

Common Stock	Dr. Lee Patrick Brown	189,281		*

Common Stock	William J. Campbell	149,011		*

Common Stock	J. Kent Friedman	149,011		*

Common Stock	John Hofmeister	179,281		*

Common Stock	Ira Wayne McConnell	169,011		*

Common Stock	Hazel O'Leary	179,281		*

Common Stock	All Executive Officers and Directors
	as a Group (10 persons)	93,691,455	(5)	59.50%

*	Less than 1%

1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days of March 31, 2013, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

2)
Includes all shares of the Company’s Common Stock held directly by CAMAC Energy Holdings Ltd., including all shares of the Company’s Common Stock indirectly held by Dr. Kase Lukman Lawal through Dr. Lawal’s 27.7% ownership in CAMAC International Limited, which entity indirectly owns 100% of CAMAC Energy Holdings Ltd. as described in footnote 3 below.

3)
Includes all shares of the Company’s Common Stock held directly by CAMAC Energy Holdings Ltd. as described in footnote 2 above. Dr. Lawal owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CAMAC Energy Holdings Ltd. Dr. Lawal disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this Proxy Statement shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

4)	Includes options to purchase 359,999 shares of Common Stock, which are exercisable within the next 60 days.

5)
Includes all shares of the Company’s Common Stock, immediately exercisable warrants to purchase Company Common Stock, and options to purchase Company Common Stock exercisable within sixty (60) days of March 31, 2013, beneficially owned or held by (i) Dr. Kase Lukman Lawal, who served as Chief Executive Officer of the Company during the last completed fiscal year and currently serves, (ii) Messrs. Omidele and Evanoff, who served as executive officers of the Company during the last completed fiscal year and currently serve, (iii) Mr. McNiel who served as Interim Chief Financial Officer from March 1, 2012 to February 26, 2013 and who currently serves as an executive officer (iv) Messrs. Brown, Campbell, Friedman, Hofmeister, McConnell and Ms. O’Leary, who currently serve as directors of the Company, and (v) CAMAC Energy Holdings Ltd., which is 100% indirectly owned by CAMAC International Limited, 27.7% of which is owned by Dr. Kase Lukman Lawal. Dr. Lawal disclaims beneficial ownership of the securities owned by CAMAC Energy Holdings Ltd. except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or for any other purpose.

Equity Compensation Plan Information

The following table sets forth all compensation plans as of December 31, 2012.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1)(2)	3,128,466	$0.98	(3)	5,725,649
		$3.93	(4)

1)	Includes the 2007 Stock Plan and 2009 Equity Incentive Plan.

2)	Includes remaining warrants exercisable for 553,481 shares of Common Stock, originally issued in 2007 and 2010 to placement agents, for which issuance was approved by stockholders of the Company.

3)	The weighted average exercise price of stock options.

4)	The weighted average exercise price of stock warrants.

Changes in Control

There are currently no arrangements that may result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s directors, executive officers, and any person holding beneficially more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s securities and any changes in that ownership to the SEC and to file copies of the reports with the Company. Specific due dates for these reports have been established, and the Company is required to report any failures to file by these dates during the last fiscal year.

Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that all of its directors, executive officers and persons owning more than 10% of the Company’s Common Stock complied during the year ended December 31, 2012 with the reporting requirements of Section 16(a) of the Exchange Act, except for Jeff Courtright, the Company’s Vice President, Controller and Treasurer, who did not timely file his Form 3.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports and through discussions with the Chairman of the Board and other officers.

There are currently seven directors serving on the Board. At the Meeting, seven directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. The seven nominees for election as directors are uncontested. In uncontested elections, directors are elected by a plurality of the votes cast at the meeting.

Director Selection

As provided in its charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, CAMAC Energy Inc., 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056. Stockholder recommendations will be promptly provided to the Chairman of the Nominating and Corporate Governance Committee. As director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party, the Board has not deemed it necessary to adopt a separate policy regarding consideration of candidates recommended by stockholders. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2014 Annual Meeting, recommendations must be received by the Corporate Secretary of the Company not later than the close of business on December 31, 2013.

Nominations of persons for election to our Board and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders only (i) pursuant to our notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board or (iii) by any stockholder of our Company (A) who is a stockholder of record on the date the stockholder’s notice is delivered to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the applicable notice procedures set forth in our Bylaws. For nominations or other business to be properly made by a stockholder at an annual meeting in accordance with our Bylaws, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and any such proposed business other than the nomination of persons for election to our Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a stockholder’s notice shall also be considered timely if it is so delivered not earlier than one hundred twenty (120) days prior to such annual meeting, nor later than the later of ninety (90) days prior to such annual meeting or ten (10) days after the day on which public announcement of the date of such meeting was first made. All notices shall be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including education, reputation, experience, independence, leadership qualities, personal integrity and such other criteria as the Committee deems relevant. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In addition, as an NYSE MKT-listed company, the Company must comply with the independent director requirements of NYSE Amex, LLC. The Nominating and Corporate Governance Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NYSE Amex, LLC independence requirements. For information about the specific minimum qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by its director nominees, see “Corporate Governance–Director Qualifications” above.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the ages, and positions with the Company as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position(s)	Director Since

Dr. Kase Lukman Lawal	58	Chief Executive Officer, Chairman and Director	April 2010

Dr. Lee Patrick Brown	75	Director	April 2010

William J. Campbell	54	Director	June 2011

J. Kent Friedman	69	Director	June 2011

John Hofmeister	65	Director	April 2010

Ira Wayne McConnell	60	Director	June 2011

Hazel R. O’Leary	76	Director	April 2010

For information as to the shares of the Common Stock held by each current director, see “Securities Ownership of Certain Beneficial Owners and Management,” which starts on page [26] of this Proxy Statement. See “Director Nominees and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. Other than as described below, there are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the Company’s 2011 fiscal year, the Company has been or is currently a participant in the following material transactions with related persons.

Employment Agreement with Richard Grigg (Retired 2011)

On August 1, 2008, the Company entered into an Employment Agreement with Richard Grigg, the Company’s Senior Vice President and Managing Director (the “Grigg Agreement”). The Grigg Agreement, which superseded the prior employment agreement the Company entered into with Mr. Grigg in March 2008, had a three year term, and provided for a base salary of 1,650,000 RMB (approximately $241,000) per year and an annual performance-based bonus award targeted at between 30% and 40% of his then-current annual base salary awardable in the discretion of the Company’s Board of Directors. Mr. Grigg was also entitled to reimbursement of certain accommodation expenses in Beijing, China, medical insurance, annual leave expenses, and certain other transportation fees and expenses. In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Grigg Agreement), the Company would have been required to pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary. However, on January 27, 2009, the Company revised the terms of its employment relationship with Richard Grigg by entering into an Amended and Restated Employment Agreement with Mr. Grigg (the “Amended Employment Agreement”) and a Contract of Engagement (“Contract of Engagement”) with KKSH Holdings Ltd., a company registered in the British Virgin Islands (“KKSH”). Mr. Grigg is a minority shareholder and member of the board of directors of KKSH. The Amended Employment Agreement superseded the Grigg Agreement and governed the employment of Mr. Grigg in the capacity of Managing Director of the Company for a period of three years. The Amended Employment Agreement provided for a base salary of 990,000 RMB (approximately $144,000) per year and the reimbursement of certain accommodation expenses in Beijing, China, annual leave expenses, and certain other transportation and expenses of Mr. Grigg. In addition, in the event the Company terminated Mr. Grigg’s employment without Cause (as defined in the Amended Employment Agreement), the Company would pay to Mr. Grigg a lump sum amount equal to 50% of Mr. Grigg’s then-current annual base salary. The Contract of Engagement governed the engagement of KKSH for a period of three years to provide the services of Mr. Grigg through KKSH as Senior Vice President of the Company strictly with respect to the development and management of business opportunities for the Company outside of the People’s Republic of China. The basic fee for the services provided under the Contract of Engagement was 919,000 RMB (approximately $134,000) per year, to be prorated and paid monthly and subject to annual review and increase upon mutual agreement by the Company and KKSH. Pursuant to the Contract of Engagement, the Company also provided Mr. Grigg with medical benefits and life insurance coverage, and an annual performance-based bonus award targeted at between 54% and 72% of the basic fee, awardable in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminated the Contract of Engagement without Cause (as defined in the Contract of Engagement), the Company would pay to KKSH a lump sum amount equal to 215% of the then-current annual basic fee. On February 7, 2011 the Company and Mr. Grigg entered into a voluntary retirement agreement for Mr. Grigg’s retirement effective on that date. In addition, Mr. Grigg and KKSH entered into a General Release of All Claims Agreements with the Company in return for a payment of $50,000, acceleration of vesting with respect to options to purchase an aggregate of 31,792 shares of Company Common Stock held by Mr. Grigg and KKSH, and release by the Company of repurchase rights with respect to an aggregate of 86,925 shares of unvested restricted Company Common Stock held by Mr. Grigg. On February 8, 2011 KKSH and the Company entered into a Consulting Agreement for temporary services of Mr. Grigg through March 31, 2011 to provide transition services for a total fee of approximately $54,000.

Employment Agreement and Separation and Release Agreement with Byron A. Dunn (Resigned in 2011)

Effective October 1, 2010, the Company appointed Mr. Byron A. Dunn as the Company’s new President, Chief Executive Officer, and member of the Board of Directors. The Company and Mr. Dunn were parties to an employment agreement (“Dunn Employment Agreement”) pursuant to which Mr. Dunn received an annual base salary of $375,000, a one-time cash sign-on bonus of $150,000, and payment of certain club membership and transportation expenses, and Mr. Dunn was also eligible to receive a discretionary cash performance bonus each year targeted at 100% of his then-current annual base salary. Also, effective on his start date of October 1, 2010, the Company issued to Mr. Dunn 250,000 shares of Company restricted Common Stock subject to a one year vesting period, and an option to purchase 1.5 million shares of the Company’s Common Stock vesting 1/3 on December 1 of each of 2011, 2012 and 2013. In addition, in the event the Company terminated Mr. Dunn’s employment without Cause (as defined in the Dunn Employment Agreement) or Mr. Dunn resigned for Good Reason (as defined in the Employment Agreement, (i) the Company was required to pay to Mr. Dunn an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Dunn’s termination or resignation (30 months in connection with a Change in Control, as defined in the Dunn Employment Agreement), (ii) the Company was required to pay to Mr. Dunn an amount equal to 24 months of the maximum contribution the Company may make for Mr. Dunn under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Employment Agreement), (iii) any outstanding stock options and restricted stock would become fully vested, and options would remain exercisable for 12 months, (iv) the Company would reimburse Mr. Dunn for up to $20,000 of outplacement services, and (v) the Company would continue to provide Mr. Dunn and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to two years, or until Mr. Dunn obtains similar replacement benefits through a new employer. Effective April 11, 2011, Mr. Dunn resigned from all his positions with the Company and the Dunn Employment Agreement was terminated.

On April 11, 2011, in connection with Mr. Dunn’s resignation, the Company agreed to provide Mr. Dunn with the following severance and other benefits pursuant to a Separation Agreement and General Release of Claims entered into by and between Mr. Dunn and the Company: (i) the Company agreed to pay Mr. Dunn $400,000 in cash upon the expiration of seven days following the effective date (which amount was paid on April 19, 2011), and $200,000 in cash ninety days following the effective date of the severance agreement; (ii) monthly reimbursement of Mr. Dunn’s health benefits under the Company’s group health and dental plan for up to eighteen months following the effective date of the severance agreement; and (iii) upon the expiration of seven days following the effective date of the severance agreement, 250,000 shares of restricted stock issued to Mr. Dunn under the Company’s 2009 Equity Incentive Plan shall become fully vested (which became fully vested on April 19, 2011). In addition, the Company and Mr. Dunn agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

The Separation and General Release of Claims Agreement extinguished all rights, if any, which Mr. Dunn had, contractual or otherwise, relating to his employment with Company, including any rights to severance benefits under the Dunn Employment Agreement.

Employment Agreements with and Separation of Abiola L. Lawal

On September 1, 2010, the Company and Mr. Abiola Lawal (no relation to Dr. Kase Lawal), the Company’s Executive Vice President and Chief Financial Officer, entered into an Employment Offer Letter (the “Lawal Employment Agreement”) pursuant to which Mr. Lawal became a full-time employee of the Company. Prior to becoming a full-time employee of the Company, Mr. Lawal served as Executive Vice President and Chief Financial Officer of the Company on a full-time basis pursuant to the Secondment from CIC which ended effective September 1, 2010 upon the commencement of Mr. Lawal’s employment with the Company.

Pursuant to the Lawal Employment Agreement, Mr. Lawal received an annual base salary of $315,000 and received a one-time cash promotion bonus of $50,000. In addition, Mr. Lawal was eligible for a discretionary cash performance bonus each year targeted at between 25% to 50% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminates Mr. Lawal’s employment without Cause or Mr. Lawal resigns for Good Reason (each as defined in the Lawal Employment Agreement), the Company was obligated to continue paying to Mr. Lawal his base salary and benefits for a period for 12 months following such termination.

Effective March 8, 2011 the Company and Mr. Lawal entered into an Amended and Restated Employment Agreement (the “Amended Lawal Employment Agreement”) pursuant to which Mr. Lawal received an annual base salary of $315,000. In addition, Mr. Lawal was eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current annual base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, in the event the Company terminates Mr. Lawal’s employment without Cause (as defined in the Amended Lawal Employment Agreement) or Mr. Lawal resigned for Good Reason (as defined in the Amended Lawal Employment Agreement, (i) the Company must pay to Mr. Lawal an amount equal to 24 months of his base salary plus target bonus as in effect immediately before Mr. Lawal’s termination or resignation (30 months in connection with a Change in Control, as defined in the Lawal Amended Employment Agreement), (ii) the Company must pay to Mr. Lawal an amount equal to 24 months of the maximum contribution the Company may make for Mr. Lawal under the Company’s 401(k) plan (30 months in connection with a Change in Control, as defined in the Amended Lawal Employment Agreement), (iii) any outstanding stock options and restricted stock shall become fully vested, and options shall remain exercisable for 12 months, (iv) the Company shall reimburse Mr. Lawal for up to $20,000 of outplacement services, and (v) the Company shall continue to provide Mr. Lawal and his dependents with the same level of insurance benefits received immediately prior to termination or resignation for up to two years, or until Mr. Lawal obtains similar replacement benefits through a new employer.

Effective June 6, 2011, Mr. Lawal was terminated from employment with the Company as Executive Vice President and Chief Financial Officer, due to Mr. Lawal’s unwillingness to accept a reassignment to the senior executive position of Senior Vice President, Strategy and New Ventures, which was offered by the Company to Mr. Lawal. On July 6, 2011, the Company paid to Mr. Lawal all severance amounts due under the Amended and Restated Employment Agreement that was entered into on March 8, 2011, including (i) $630,000 representing 24 months of Mr. Lawal’s base salary, (ii) $315,000 representing Mr. Lawal’s target bonus for 2011, (iii) $29,400 representing required 401(k) contributions, and (iv) acceleration of vesting of all outstanding stock options and restricted stock held by Mr. Lawal. The Company also confirmed that it would provide up to $20,000 in outplacement services and continued insurance coverage for Mr. Lawal as required by that contract.

Employment Agreement and Separation and Release Agreement with Edward G. Caminos

Effective July 1, 2011 the Company and Mr. Caminos entered into an Employment Offer Letter (the “Caminos Employment Agreement”) pursuant to which Mr. Caminos became a full-time employee of the Company as Senior Vice President and Chief Financial Officer. Pursuant to the Caminos Employment Agreement, Mr. Caminos received an annual base salary of $290,000. Additionally, Mr. Caminos received (i) a one-time stock option award of 1 million shares of the Company’s common stock vesting in 1/3 annual installments on the anniversary date of hire, subject in each case to Mr. Caminos’ continued service on such anniversary date, commencing with the first 333,333 shares vesting on the first year anniversary of hire and the final 333,334 shares vesting on the third anniversary of date of hire, and (ii) a one-time award of 200,000 shares of restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement. The restricted stock award would vest 50% on the one year anniversary of the date of hire, and the remainder would vest on the two year anniversary of the date of hire, subject in both cases to continued service of Mr. Caminos on such anniversary date. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Caminos was also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, if the Company terminated Mr. Caminos’ employment without Cause (as defined in the Caminos Employment Agreement), (i) the Company must pay to Mr. Caminos an amount equal to the base salary plus target annual bonus as determined by the Board of Directors for the year of termination, (ii) any outstanding restricted stock and stock options shall have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company shall reimburse Mr. Caminos for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Caminos would have paid for such coverage had Mr. Caminos remained an employee of the Company.

On February 23, 2012 in connection with Mr. Caminos’ resignation effective March 1, 2012, the Company agreed to provide Mr. Caminos with the following severance and other benefits pursuant to a Separation Agreement and General Release of Claims entered into by and between Mr. Caminos and the Company: (i) the Company agreed to pay Mr. Caminos a severance amount total of $96,667 in cash, in four equal installments on March 30, 2012, April 30, 2012, May 31, 2012 and June 30, 2012 subject to the execution and non-revocation by Mr. Caminos of the Supplementary Release; (ii) the Company agreed to pay Mr. Caminos a bonus for the year 2011 of $72,500; and (iii) monthly reimbursement of Mr. Caminos’ and his eligible dependents’ benefits under the Company’s group health and dental plan for up to four months following his resignation date. In addition, the Company and Mr. Caminos agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

The Separation Agreement and General Release of Claims extinguished all rights, if any, which Mr. Caminos had, contractual or otherwise, relating to his employment with Company, including any rights to severance benefits under the Caminos Employment Agreement.

Employment Agreement and Separation and Release Agreement with Alan W. Halsey

Effective June 6, 2011 the Company and Mr. Halsey entered into an Employment Offer Letter (the “Halsey Employment Agreement”) pursuant to which Mr. Halsey became a full-time employee of the Company as Senior Vice President, Exploration and Production. Pursuant to the Halsey Employment Agreement, Mr. Halsey received an annual base salary of $290,000. Additionally, Mr. Halsey received (i) a one-time stock option award of 1 million shares of the Company’s common stock vesting in 1/3 annual installments on the anniversary date of hire, subject in each case to Mr. Halsey’s continued service on such anniversary date, commencing with the first 333,333 shares vesting on the first year anniversary of hire and the final 333,334 shares vesting on the third anniversary of date of hire, (ii) a one-time award of 175,000 shares of restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement, and (iii) a one-time relocation allowance of $12,500. The restricted stock award was to vest 50% on the one year anniversary of the date of hire, and the remainder was to vest on the two year anniversary of the date of hire, subject in both cases to continued service of Mr. Halsey on such anniversary date. Both the option award and restricted stock award were made under the Company’s 2009 Equity Incentive Plan. Mr. Halsey was also eligible for a discretionary cash performance bonus each year targeted at between 0% and 100% of his then-current base salary, as well as additional equity grants, in the discretion of the Company’s Board of Directors. In addition, if the Company terminated Mr. Halsey’s employment without Cause (as defined in the Halsey Employment Agreement), (i) the Company must pay to Mr. Halsey an amount equal to the base salary plus target annual bonus as determined by the Board of Directors for the year of termination, (ii) any outstanding restricted stock and stock options shall have their vesting period immediately accelerated by 12 months, with all vested Company stock options (including accelerated options) remaining exercisable for a period of 12 months following the date of separation, in exchange for a full release of all claims against the Company and its related parties, and (iii) the Company shall reimburse Mr. Halsey for up to 12 months for the excess, if any, of his cost of COBRA Continuation Coverage under the Company’s group medical plan above the amount Mr. Halsey would have paid for such coverage had Mr. Halsey remained an employee of the Company.

On February 14, 2012 in connection with Mr. Halsey’s resignation effective February 29, 2012, the Company agreed to provide Mr. Halsey with the following severance and other benefits pursuant to a Separation Agreement and General Release of Claims entered into by and between Mr. Halsey and the Company: (i) the Company agreed to pay Mr. Halsey a severance amount total of $72,500 in cash, in three equal installments on March 30, 2012, April 30, 2012 and May 31, 2012 subject to the execution and non-revocation by Mr. Halsey of the Supplementary Release; and (ii) the Company agreed to pay Mr. Halsey a bonus for year 2011 of $84,583. In addition, the Company and Mr. Halsey agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

The Separation Agreement and General Release of Claims extinguished all rights, if any, which Mr. Halsey had, contractual or otherwise, relating to his employment with Company, including any rights to severance benefits under the Halsey Employment Agreement.

Employment Agreements with Executive Officers

For a description of the employment agreements of Messrs. Evanoff, Omidela and McNiel, see "Employment Agreements and Post-Termination Benefits" above.

Oyo Field Supplemental Agreement with CEHL

On April 7, 2010, the Company announced that it had closed its previously announced acquisition of all of the interests (the “Contract Rights”) held by CAMAC Energy Holdings Limited (“CEHL”) and certain of its affiliates (the “CAMAC Group”) in a Production Sharing Contract (the “PSC”) with respect to an oilfield asset known as the Oyo Field (the “Oyo Field”).

Also on April 7, 2010, CEHL, Allied Energy PLC, a wholly-owned subsidiary of CEHL (“Allied”), and CAMAC Petroleum Limited, the Company’s wholly-owned Nigerian subsidiary (“CPL”), entered into the Oyo Field Agreement (the “Supplemental Agreement”) to provide certain management rights as it relates to the Contract Rights. In addition, the parties agreed that if any non-Oyo Field operating costs incurred prior to the date of the Supplemental Agreement exceed $80,000,000, then Allied shall indemnify CPL for any decrease in CPL’s allocation of “profit oil” and “cost oil” from the Oyo Field from what would have otherwise been allocated to CPL in the absence of such prior non-Oyo Field operating costs in excess of $80,000,000. The Supplemental Agreement also provides that CEHL will indemnify CPL for any negative effect on CPL’s share of “profit oil” in certain circumstances. The Supplemental Agreement expires when the Oyo Field has been abandoned and all applicable filing and reporting requirements relating to CPL’s interest in the Oyo Field have been satisfied or are no longer applicable.

On February 15, 2011, Allied, CEHL and CPL entered into the Amended and Restated Oyo Field Agreement Hereby Renamed OML 120/121 Management Agreement (the “Management Agreement”). Under the Management Agreement, the arrangements entered into pursuant to the Supplemental Agreement were extended to cover the entirety of OML 120/121 and that the indemnities described above with respect to non-Oyo Field operating costs provided for under the Oyo Field Agreement were removed.

OML 120/121 Agreement with CAMAC Energy Holdings Limited and Affiliates

On December 10, 2010, the Company entered into a Purchase and Continuation Agreement (the “Purchase Agreement”) with CEHL, superseding earlier related agreements. Pursuant to the Purchase Agreement, the Company agreed to acquire CEHL’s full remaining interest (the “OML 120/121 Transaction”) in the OML 120/121 PSC (the “Non-Oyo Contract Rights”). In April 2010 the Company had acquired from CEHL the Oyo Contract Rights in the OML 120/121 PSC. This transaction closed on February 15, 2011. Upon consummation of the acquisition of the Non-Oyo Contract Rights under the Purchase Agreement, the Company acquired CEHL’s full interest in the OML 120/121 PSC.

In exchange for the Non-Oyo Contract Rights, the Company agreed to an option-based consideration structure and paid $5.0 million in cash to Allied upon the closing of the OML 120/121 Transaction on February 15, 2011. The Company has the option to elect to retain the Non-Oyo Contract Rights upon payment of additional consideration to Allied as follows:

a.
First Milestone: Upon commencement of drilling of the first well outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to CEHL of $5 million (either in cash, or at Allied’s option, in shares);

b.
Second Milestone: Upon discovery of hydrocarbons outside of the Oyo Field under the PSC in sufficient quantities to warrant the commercial development thereof, the Company may elect to retain the Non-Oyo Contract Rights upon payment to CEHL of $5 million (either in cash, or at Allied’s option, in shares);

c.
Third Milestone: Upon the approval by the Management Committee (as defined in the PSC) of a Field Development Plan with respect to the development of non-Oyo Field areas under the PSC, as approved by the Company, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $20 million (either in cash, or at Allied’s option, in shares); and

d.
Fourth Milestone: Upon commencement of commercial hydrocarbon production outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights (with no additional milestones or consideration required thereafter following payment in full of the following consideration) upon payment to Allied, at Allied’s option of (i) $25 million in shares, or (ii) $25 million in cash through payment of up to 50% of the Company’s net cash flows received from non-Oyo Field production under the PSC.

If any of the above milestones are reached and the Company elects not to retain the Non-Oyo Contract Rights at that time, then all the Non-Oyo Contract Rights will automatically revert back to CEHL without any compensation due to the Company and with CEHL retaining all consideration paid by the Company to date.

The Purchase Agreement contained the following conditions to the closing of the Transaction: (i) CPL, CAMAC International (Nigeria) Limited (“CINL”), Allied, and Nigerian Agip Exploration Limited (“NAE”) must enter into a Novation Agreement in a form satisfactory to the Company and CAMAC Energy Holdings Limited and that contains a waiver by NAE of the enforcement of Section 8.1(e) of the PSC (providing for the continued waiver by NAE of its entitlement to “profit oil” in favor of Allied), and that notwithstanding anything to the contrary contained in the PSC, the profit sharing allocation set forth in the PSC shall be maintained after the consummation of the Transaction; (ii) the Company, and CEHL must enter into a registration rights agreement with respect to any shares issued by the Company to Allied at its election as consideration upon the occurrence of any of the above-described milestone events, in a form satisfactory to the Company and CEHL; and (iii) the Oyo Field Agreement, dated April 7, 2010, by and among the Company, CEHL and Allied, must be amended in order to remove certain indemnities with respect to Non-Oyo Operating Costs (as defined therein). In addition, CEHL must deliver the Data and certain equipment to the Company in as-is condition. The Company agreed to limited waivers of certain of these closing conditions under the Limited Waiver Agreement.

Dr. Kase Lawal, the Company’s current Chief Executive Officer, Chairman and member of the Board of Directors, is a director of each of CEHL, CINL, and Allied. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL. As a result, Dr. Lawal may be deemed to have an indirect material interest in the transaction contemplated by the OML 120/121 Agreement. Chairman Lawal recused himself from participating in the consideration and approval by the Company’s Board of Directors of the OML 120/121 Transaction.

Registration Rights Agreement with CEHL

On February 15, 2011, the Company and CEHL entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to prepare and file with the SEC one or more registration statements covering the resale of any and all shares of the common stock of the Company issued to Allied under an option-based consideration structure pursuant to the Purchase Agreement, in addition to providing certain “piggyback” and other registration rights to CEHL with respect to the shares issued, in each case, subject to certain limitations and conditions. Each registration statement must be filed within 15 days of the Company’s receipt of Allied’s election to receive shares under the Purchase Agreement (subject to such notice being received within 15 days of the occurrence of a milestone under the Purchase Agreement). If any shares are not covered by a registration statement within 90 days following the required filing date of the registration statement, then the Company is required to pay liquidated damages to CEHL.

Limited Waiver Agreement

On February 15, 2011, the Company, CPL, CAMAC Energy Holdings Limited, CAMAC International (Nigeria) Limited (“CINL”), and Allied entered into a Limited Waiver Agreement Relating to Purchase and Continuation Agreement (the “Limited Waiver Agreement”). Under the Limited Waiver Agreement, the Company and CPL agreed to waivers of certain conditions to closing under the Purchase and Continuation Agreement, dated December 10, 2010, among the Company, CPL, and CEHL (the “Purchase Agreement”), permitting CEHL to cure a certain lien (the “Lien”) and deliver certain data (the “Data”) within ten days of the closing of the Purchase Agreement. The Company also indefinitely waived the requirement that CEHL deliver certain equipment and related materials. The parties agreed that if CEHL fails to discharge the Lien and deliver the Data within ten business days of the closing of the Purchase Agreement, the Company may rescind and terminate the Purchase Agreement, subject to the approval of NAE, and in any event elect to receive a refund with interest of the initial $5 million cash payment made in connection with closing or seek indemnification and other claims without regard to certain limitations on indemnification in the Purchase Agreement.

Second Novation Agreement

On February 15, 2011, the Non-Oyo Contract Rights were assigned and assumed pursuant to a Second Agreement Novating Production Sharing Contract (the “Second Novation Agreement”) by and among Allied, CINL, Nigerian NAE, and CPL. The Second Novation Agreement provides for the novation of the Non-Oyo Contract Rights from CEHL to CPL, a wholly-owned subsidiary of the Company, and consent to the novation by NAE, the operator under the OML 120/121 PSC. The Second Novation Agreement further provides for the continued waiver by NAE of its entitlement to “profit oil” in favor of Allied pursuant to Section 8.1(e) of the OML 120/121 PSC, and that notwithstanding anything to the contrary contained in the OML 120/121 PSC, the profit sharing allocation set forth in the OML 120/121 PSC shall be maintained after the consummation of the Transaction.

Promissory Note and Guaranty Agreement

On June 6, 2011, CAMAC Petroleum Limited (“CPL”), a wholly owned subsidiary of CAMAC Energy Inc. (the “Company”), executed a Promissory Note (the “Promissory Note”) in favor of Allied Energy Plc (the “Lender”). Under the terms of the Promissory Note, the Lender agrees to make loans to CPL, from time to time and pursuant to requests by CPL, in an aggregate sum of up to $25,000,000. CPL may prepay and reborrow all or a portion of such amount, but any unpaid aggregate outstanding principal amount of all loans was to mature on June 6, 2013. Subsequently, in August 2012 the Promissory Note was amended to extend the maturity date to October 15, 2013, and then amended again in March 2013 to extend the maturity date to July 15, 2014. The proceeds of the loans may only be used to pay final, undisputed invoices for the workover of the oil well known as “Oyo #5” located in the deepwater oilfield known as the “Oyo Field” when such invoices are due and payable. On June 8, 2011, CPL received initial loan proceeds of $25,000,000 under the Promissory Note. Interest accrues on outstanding principal under the Promissory Note at a rate of LIBOR plus 2% per annum.

Pursuant to the Promissory Note and as a condition to the obligations of the Lender to perform under the Promissory Note, on June 6, 2011, the Company, as direct parent of CPL, executed a Guaranty Agreement (“Guaranty Agreement”) in favor of the Lender. Under the Guaranty Agreement, the Company irrevocably, unconditionally and absolutely guarantees all of CPL’s obligations under the Promissory Note.

Dr. Kase Lawal, the Company’s Chairman, Chief Executive Officer, and member of the Board of Directors, is a director of each of CAMAC Energy Holdings Limited (“CEHL”), CAMAC International (Nigeria) Limited (“CINL”), and the Lender. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL, and CINL and the Lender are each wholly-owned subsidiaries of CEHL. As a result, Dr. Lawal may be deemed to have an indirect material interest in the transaction contemplated by the Promissory Note.

Technical Services Agreement

On January 10, 2013, the Company entered into a Technical Services Agreement with Allied, whereby the Company agreed to provide services related to the Oyo Field within OML 120/121. Within the terms of the Technical Services Agreement, Allied agreed to pay the Company $150,000 per month with effect from September 2012.

Transactions with Related Parties

The Company has transactions in the normal course of business with its shareholders, CEHL and their affiliates. The following tables summarize related party transactions and balances for the respective periods:

	December 31, 2012	December 31, 2011
	(In thousands)
CEHL, accounts payable	$9,783	$162
CEHL, long-term note payable	$872	$6,000

	Years Ended December 31,
	2012	2011
	(In thousands)
CEHL, operating expenses, net	$81	$3,243
CEHL, interest on long-term note payable	$122	$120

The Company has adopted a Code of Ethics and Business Conduct (the “Code”) applicable to the Company’s Chief Executive Officer, Chief Financial Officer and all other employees, the text of which has been posted on the Company’s website (www.camacenergy.com). Among other provisions, the Code provides that all officers, directors and employees shall avoid all conflicts of interest or improper or unlawful conduct and even the appearance thereof, and, further, that only the Board of Directors of the Company may waive a conflict of interest or any other non-compliance with the Code. In addition, the Company has adopted a formal written policy that covers the review and approval of related party transactions by the Nominating and Corporate Governance Committee of the Board.

Each of the above-referenced related party transactions were approved by a disinterested majority of the Company’s Board of Directors or the Nominating and Corporate Governance Committee.

Director Independence

The Board has determined that the majority of the current directors and majority of the director nominees proposed at this annual meeting are comprised of “independent directors” within the meaning of applicable NYSE Amex listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002, as amended. Except for Dr. Kase Lukman Lawal, all current directors and director nominees proposed in this proxy are independent.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013.

If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Grant Thornton examined, as independent auditors, the financial statements of the Company for the year ended December 31, 2012, and RBSM LLP (“RBSM”) examined, as independent auditors, the financial statements of the Company for the year ended December 31, 2011.

The Company has been advised by Grant Thornton that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accounting firms and their clients during the last fiscal year. Representatives of Grant Thornton are expected to be available during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

The following table shows the fees billed to us by Grant Thornton for the audit and other services rendered by Grant Thornton during fiscal 2012 and the fees billed to us by RBSM for the audit and other services rendered by RBSM during fiscal 2011. The Company’s Audit Committee has determined that the non-audit services rendered by Grant Thornton and RBSM were compatible with maintaining Grant Thornton’s and RBSM’s independence.

	2011	2012
Audit Fees (1)	$238,619	$223,575
Audit-Related Fees (2)	6,600	—
Tax Fees	—	—
Total	$245,219	$223,575
______________
1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal controls over financial reporting and review of our quarterly financial statements, as well as audit services provided in connection with other statutory or regulatory filings.

2)	Audit-related fees consisted primarily of accounting consultations.

Pre-Approval Policies and Procedures

All audit-related and other services rendered by Grant Thornton and RBSM were pre-approved by the Audit Committee before Grant Thornton or RBSM was engaged to render such services. It is the Audit Committee’s standard practice to require pre-approval by the Committee of all audit, audit-related, tax and other services rendered by the Company’s independent auditors. The Audit Committee is solely responsible for selecting, hiring and replacing our external auditors. The Committee also pre-approves fees for both audit and non-audit services. In reaching decisions on these matters, the Committee confirms the independence of the external auditors and whether the services to be provided are permissible under applicable rules and regulations. The Committee evaluates the competency of the external audit firm and assesses its fee schedule for reasonableness.

Former Independent Registered Public Accounting Firm

On August 9, 2012 the Company notified its then existing independent accountants, RBSM, that it had engaged Grant Thornton to become its new independent accountants effective with the interim period ending September 30, 2012. The change in independent accountants was approved by the Audit Committee of the Company’s Board of Directors. This change constituted a dismissal of the former accountants.

RBSM’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2011 did not contain any adverse opinion or a disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2010 and 2011, subsequent interim periods through June 30, 2012, and the subsequent period through the date of dismissal, there were no disagreements with RBSM on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of RBSM, would have caused it to make reference to the disagreement in connection with its reports on the Company’s financial statements. The Company has not received any communication from RBSM indicating any of the following having occurred during such two fiscal years and subsequent interim periods: an indication that sufficient internal controls do not exist for reliable financial statements; that RBSM can no longer rely on management’s representations or is unwilling to be associated with the financial statements; that a need exists to significantly expand the audit scope or to engage in further investigation of information it has received that may impact the reliability of the financial statements; or that information has come to RBSM’s attention that materially impacts the fairness or reliability of previously issued audit reports or underlying financial statements or financial statements issued or to be issued for fiscal periods subsequent to the December 31, 2011 financial statements.

During the fiscal years ended December 31, 2010 and 2011 and the interim periods through the date of engagement of Grant Thornton, the Company (or someone acting on its behalf) did not consult Grant Thornton regarding application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements; or a reportable event related to sufficiency of internal controls, reliance on management’s representations or need to significantly expand the audit scope.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote proxies received in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the following address:

Board of Directors
CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2250
Houston, Texas 77056

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of CAMAC Energy Inc. at 1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056, no later than the close of business on December 31, 2013. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our Bylaws will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement. If the date of next year’s annual meeting is more than 30 days before the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and send our proxy materials. Such proposals also will need to comply with Rule 14a-8 and our Bylaws regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

If you wish to raise a proposal from the floor during our 2014 annual meeting of stockholders, we must receive a written notice of the proposal between January 30, 2014 and March 1, 2014. Your submission must contain the information that our Bylaws require.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments thereto, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to our Corporate Secretary, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, and any amendments thereto, is also made available on our website after it is filed with the SEC, and the Company’s Proxy Statement and 2012 Annual Report on Form 10-K are available for viewing online at https://www.iproxydirect.com/CAK.

OTHER INFORMATION

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of our independent registered public accounting firm. Should any other matters be properly presented, it is intended that any proxies received will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors

April 16, 2013	Nicolas J. Evanoff
Corporate Secretary

CAMAC ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – MAY 13, 2013 AT 2:00 PM LOCAL TIME

CONTROL ID:
REQUEST ID:

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of CAMAC Energy Inc., a Delaware corporation (the “Company,” “CAMAC Energy,” “we” or “us”), for the 2013 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 2:00 p.m., local time, on Monday, May 13, 2013, and at any adjournment or adjournments thereof, at 1330 Post Oak Blvd., 2nd Floor Conference Center, Big Bend Room, Houston, TX 77056.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

ABC HOLDER 400 MY STREET CHICAGO, IL 60605
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CAK
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CAMAC ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	ELECTION OF DIRECTORS		☐	☐
	Dr. Kase Lukman Lawal				☐
	Dr. Lee Patrick Brown				☐	CONTROL ID:
	William J. Campbell				☐	REQUEST ID:
	J. Kent Friedman				☐
	John Hofmeister				☐
	Ira Wayne McConnell				☐
	Hazel R. O’Leary				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2013

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)